UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2010

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Corporate Woods Blvd.

Albany, NY 12211

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (518) 533-4600

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Momentive Performance Materials Inc. (“Momentive” or the “Registrant”) previously filed a Current Report on Form 8-K with the Securities and Exchange Commission on September 13, 2010, to report that its parent, Momentive Performance Materials Holdings Inc. (“MPM Holdings Inc.”), had entered into a combination agreement with Hexion LLC (“Hexion”) on September 11, 2010 (the “Combination Agreement”).  At the time, Hexion and MPM Holdings Inc. were each controlled by investment funds affiliated with Apollo Global Management (“Apollo”).

On October 1, 2010, the combination contemplated under the Combination Agreement (the “Combination”) was completed, and, as of the closing of the Combination, each of MPM Holdings Inc. and Hexion exists as a direct subsidiary of a new holding company, Momentive Performance Materials Holdings LLC (“Holdco”).  In connection with the closing of the Combination, the Registrant entered into a shared services agreement with Hexion Specialty Chemicals, Inc. (“HSCI”), a wholly-owned subsidiary of Hexion. Pursuant to the shared services agreement, Momentive will provide to HSCI, and HSCI will provide to Momentive, certain services, including, but not limited to, executive and senior management, administrative support, human resources, information technology support, accounting, finance, legal and procurement services. The shared services agreement will establish certain criteria upon which the costs of such services will be allocated between us and Hexion. Allocation of service costs not demonstrably attributable to either Momentive or HSCI will initially be 51% to Hexion and 49% to Momentive.  It is also anticipated that each of Hexion and we will cooperate to achieve favorable pricing with respect to purchases of raw materials and logistics services.

A press release regarding the completion of the Combination is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2010, effective immediately upon the completion of the Combination, each of Douglas A. Johns (who continues as Executive Vice President and General Counsel of the Company), Jonathan Rich and Justin Stevens resigned from the Board of Directors of Momentive (the “Board”).  Effective concurrently with the foregoing resignations, the size of the Board was increased from three members to five members in accordance with the certificate of incorporation and by-laws of Momentive and Dr. Rich, Mr. Johns and Mr. Stevens were replaced by Craig Morrison, William Carter, Jordan Zaken, David Sambur and Scott Kleinman.  Momentive does not have a compensation program in effect for its directors.

As of October 1, 2010, the members of the Board of Managers of Holdco were Craig Morrison, William Carter, Joshua Harris, Scott Kleinman, Jordan Zaken, Stan Parker, Robert Seminara, David Sambur, Marvin Schlanger, Dr. Jonathan Rich, Dr. William Joyce, Kenneth Cordell and Robert Duffy (designated by GE Capital Equity Investments, Inc.).  The Holdco Board of Managers has established four standing committees.  The members of the Executive Committee are Craig Morrison, Scott Kleinman and Jordan Zaken. The members of the Audit Committee are Robert Seminara (Chairman), Scott Kleinman and David Sambur. The members of the Compensation Committee are Jordan Zaken (Chairman), Scott Kleinman and David Sambur. The members of the Environmental, Health and Safety Committee are Marvin Schlanger (Chairman), Craig Morrison, Dr. Jonathan Rich, Dr. William Joyce and Jordan Zaken.

On October 1, 2010, Craig Morrison was appointed President and Chief Executive Officer of Momentive, and William Carter was appointed Executive Vice President and Chief Financial Officer of Momentive.

Mr. Morrison, age 55, currently serves as President and Chief Executive Officer of HSCI, an indirect subsidiary of Holdco.  He was elected President and Chief Executive Officer and a director of HSCI effective March 25, 2002 and was named Chairman of the Board of Directors of HSCI on June 1, 2005. Prior to joining HSCI, he served as President and General Manager of Alcan Packaging’s Pharmaceutical and Cosmetic Packaging business from 1999 to 2002. From 1993 to 1998 he was President and General Manager for Van Leer Containers, Inc. Prior to joining Van Leer Containers, Mr. Morrison served in a number of management positions with General Electric’s Plastics division from March 1990 to November 1993, and as a consultant with Bain and Company from 1987 to 1990. He is a member of the Environmental, Health and Safety and Executive Committees of the HSCI Board of Directors.

Mr. Carter, age 57, currently serves as Executive Vice President and Chief Financial Officer of HSCI. He was elected Executive Vice President and Chief Financial Officer of HSCI effective April 3, 1995 and a director of HSCI November 20, 2001. Throughout his tenure with HSCI, Mr. Carter has been instrumental in the restructuring of HSCI’s holdings, including serving as a director and interim President and Chief Executive Officer of a former subsidiary, BCP Management Inc., from January to June 2000, and a director and executive officer of WKI Holding Company, Inc. from 2001 to 2003, both of which filed for reorganization under Chapter 11 of the Bankruptcy Code in 2002. Additionally, he has served as a director of Elmer’s Products, Inc., Borden Foods Corporation and AEP Industries, Inc. Prior to joining HSCI in 1995, Mr. Carter was a partner, and the engagement partner for Borden Chemical, with Price Waterhouse LLP, which he joined in 1975. He is a member of the Environmental, Health and Safety Committee of the HSCI Board of Directors.

Both Mr. Morrison and Mr. Carter will provide services to Momentive pursuant to the terms of the shared services agreement (see Item 1.01). As a result, a portion of the compensation and benefits provided by HSCI to each of Messrs. Morrison and Carter will be reimbursed by Momentive pursuant to the formula set forth in the agreement.

On October 1, 2010, Steven Delarge was appointed Executive Vice President and President of the Silicones and Quartz Division of Momentive. Previously, he served as President & CEO of Momentive’s Silicones Americas business.

Item 9.01 Financial Statements and Exhibits

( d )	Exhibits.

Exhibit 99.1	Press Release, dated October 1, 2010, announcing the completion of the Combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By: /s/ Douglas A. Johns________

        Name: Douglas A. Johns

        Title:   General Counsel and Secretary

Date: October 1, 2010

Exhibit Index
Exhibit Number	Description

Exhibit 99.1	Press Release, dated October 1, 2010, announcing the completion of the Combination.